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CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. §§ 200.80(b)4, AND 240.24

SECOND AMENDMENT TO
RESEARCH COLLABORATION AND LICENSE AGREEMENT

        This second amendment ("Amendment") to the Research Collaboration And License Agreement is made and effective this 19th day of April, 2002 between Merck & Co., Inc., a corporation organized and existing under the laws of New Jersey ("Merck") and Isis Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware ("Isis") together referred to as the "Parties".

WITNESSETH:

        WHEREAS, Merck and Isis have entered into a Research Collaboration And License Agreement effective as of June 1, 1998 and agreed to extend the Research Program Term in a First Amendment dated February 28, 2001(collectively "License Agreement"). Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the License Agreement.

        WHEREAS, the Extended Research Program Term is to expire on June 1, 2002; and

        WHEREAS, the PARTIES desire to further extend the Extended Research Program Term;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

1.
Isis and Merck shall extend their engagement in the Extended Research Program upon the terms and conditions set forth in this Amendment. The activities to be undertaken in the course of the Extended Research Program are set forth in Article II and in Attachment 2.1 of the License Agreement as modified by this Amendment.

2.
The Extended Research Program Term shall be one year, from June 1, 2002 to May 31, 2003.

3.
In consideration for Isis's performance of its obligations under the Research Program as amended, Merck shall pay Isis: (a) an amount equal to [***] The first such installment shall be due no later than June 30, 2002. The remaining installments shall be due at the end of each succeeding calendar quarter.

4.
During the Extended Research Program Term, Isis shall dedicate the efforts of [***] FTEs.

5.
Within thirty (30) days of the execution of this Amendment, Merck shall make a payment to Isis of [***]dollars in full satisfaction of the obligation set forth in by Section 5.3.7 of the Agreement.

6.
Replace Section 5.3.2 in its entirety with new 5.3.2:

    5.3.2.(new)  The Milestones set forth in Section 5.3.1 shall be paid for the first HCV Human Product. In the event a second HCV Human Product is being developed in addition to the first HCV Human Product, a Milestone of [***]upon approval by Merck's Research Management Committee (or its successors) in its sole discretion, of a [***]and the Milestones in Sections 5.3.1(d) and (e) will be paid for the second HCV Human Product. No additional Milestone payments will be made on any other HCV Human Products.

7.
Should Merck determine at any time during the Extended Research Program Term that productivity of the Isis personnel is not reasonably expected to adequately satisfy the objectives of the Research Program, then Merck may terminate the extended Research Program on ninety (90) days written notice. Such termination of the extended Research Program shall not terminate the License Agreement.

8.
From and after the date first written above, all references in the License Agreement to "this Agreement" or "this License Agreement", "hereunder", "hereof", "herein" or words of similar import, shall be reference to the License Agreement, as amended by this Second Amendment.

  Except as expressly amended by this Second Amendment, the License Agreement remains in full force and effect and unchanged.

9.
The Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

MERCK & CO., INC.		ISIS PHARMACEUTICALS, INC.
BY:	/s/ PETER S. KIM	BY:	/s/ B. LYNNE PARSHALL
Name		Name:	B. Lynne Parshall
Title:		Title:	Executive Vice President

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SECOND AMENDMENT TO RESEARCH COLLABORATION AND LICENSE AGREEMENT